Maine & Maritimes Corporation Announces Subsidiary's Acquisition of Downtown Halifax Office Complex

HALIFAX, NS -- 10/11/2005 -- (AMEX: MAM): Maine & Maritimes Corporation's (MAM's) Canadian subsidiary, Maricor Properties Ltd, announced today that it has completed a transaction, which includes the purchase of a multi-tenant office complex, the J. Angus MacDonald Building ("MacDonald Building"), in downtown Halifax, Nova Scotia, Canada.

According to J. Nick Bayne, President and CEO of Maine & Maritimes Corporation, "This latest addition to our Atlantic Canadian-based real estate portfolio provides a centerpiece for potential new development opportunities within this world-class city. We strongly believe that there is a significant need and opportunity for a new kind of development across Atlantic Canada. Development based on smart-growth and sustainable principles is the key to controlling urban sprawl and protecting our environment, while working to revitalize economic districts."

"This transaction is a solid investment in the Halifax community, one we believe will be of near- and long-term benefit to our shareholders," added Bayne. "In the transaction, Maricor Properties acquired Cornwallis Court Developments, Limited, the owner of the MacDonald Building. Located near the Citadel in downtown Halifax, the 60,000 square foot facility is the second urban commercial office property within the downtown Halifax area to be acquired by Maricor Properties within the last eighteen months."

Bayne stated, "The facility is leased through long-term leases providing a strong economic platform for the growth and performance of Maricor Properties. We are convinced that Halifax is well on its way to becoming a world-class city reflecting world class growth prospects. We look forward to being an increasing part of the changing and progressive economic landscape within Halifax."

Maricor Properties, its subsidiaries, and Maricor Ashford Ltd., a joint venture of Maricor Properties and Ashford Investments, will continue to focus on the development and acquisition of additional real estate across Atlantic Canada, focusing on urban redevelopment. Maricor Properties currently owns commercial office facilities in New Brunswick and Nova Scotia, including the office complexes which house the offices of The Maricor Group, Canada in both Moncton and Halifax, affiliates of Maricor Properties. Maricor Properties, building on the expertise of its affiliate engineering and building sciences firm, The Maricor Group, maintains a commitment to sustainable development, working to balance energy, economic, and environmental values.

Maine & Maritimes Corporation is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility; The Maricor Group, and its subsidiaries, The Maricor Group, Canada Ltd and The Maricor Group, New England, Inc., which are both building sciences firms providing consulting engineering, energy efficiency, asset development and facility lifecycle asset management services; Maricor Properties Ltd, its subsidiary Mecel Properties, Ltd and its joint venture subsidiary Maricor Ashford Ltd, which are Canadian real estate development and investment companies; and Maricor Technologies, Inc. a sustainable asset lifecycle and capital planning information technology based subsidiary. MAM's headquarters are in Presque Isle, Maine, and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick, Canada; Halifax, Nova Scotia, Canada; Boston, Massachusetts, and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com

Cautionary Statement Regarding Forward-Looking Information

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, MAM's ability to raise necessary financing, and MAM's ability to execute its business plans in a timely and efficient manner. The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine & Maritimes Corporation's Form 10-K for the year ended December 31, 2004, and subsequent securities filings.

For More Information Contact:
Mike Randall
VP, Marketing, Communications and Government Relations
Tel: 506-852-7523
Email: mrandall@maineandmaritimes.com

Annette N. Arribas
VP, Investor Relations and Treasury
Tel: 207.760.2402
Email: aarribas@maineandmaritimes.com